Company Contact:

Telestone Technologies Corporation

Ms. Jun Man, Manager of the Office of the Board of Directors

Phone: +86-10-6860-8335 x1104

E-mail: manjun-z@telestone.com

For Immediate Release:

Telestone Technologies Corporation Receives Notification of

Deficiency from NASDAQ Due to Delay in Filing Annual Report on

Form 10-K

BEIJING, April 19, 2013 /PRNewswire-Asia-FirstCall/ — Telestone Technologies Corporation (NASDAQ: TSTC) (the “Company”), a leading supplier of local access network solutions for communications networks in China, today announced that on April 17, 2013, the Company received a letter (the “Letter”) from NASDAQ Stock Market LLC (“NASDAQ”) indicating that it was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1). The Letter, which the Company expected, was issued in accordance with NASDAQ procedures due to the Company’s inability to file its annual report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission by the extended April 16, 2013 deadline.

The Company disclosed on April 16, 2013, that although the Company completed the audit of the parent company’s financial records in March 2013, the filing of the 2012 annual report on Form 10-K has been delayed because the Company will require additional time to obtain certain necessary financial records for the year ended December 31, 2012 from its Sichuan Ruideng subsidiary, which are needed to complete the audit of the Company’s consolidated financial results. The Company also stated that it is working diligently on this matter and intends to file its annual report on Form 10-K as soon as practicable. On April 17, the NASDAQ halted trading in Telestone’s shares.

Pursuant to NASDAQ Listing Rule 5101, NASDAQ has elected to exercise its discretionary authority to expedite the review process and has requested that the Company, if it chooses to do so, submit a plan to regain compliance with NASDAQ’s requirements for continued listing no later than May 1, 2013.

If the Company does not submit a plan of compliance, or if the plan is not accepted by NASDAQ, the Company may be subject to delisting procedures as set forth in the NASDAQ Listing Rules.

The Company believes it can provide NASDAQ with a satisfactory plan by May 1, 2013, to show that it will be able to return to compliance with the Listing Rules.

About Telestone Technologies Corporation

Telestone is a leader and innovator in wireless local-access network technologies and solutions. The company has a global presence, with 30 sales offices throughout China and a network of international branch offices and sales agents. For more than 10 years, Telestone has installed radio-frequency (RF)-based 1G and 2G systems throughout China for its leading telecommunications companies. After intensive research on the needs of carriers in the 3G age, Telestone developed and commercialized its proprietary third-generation local-access network technology, Wireless Fiber-optic Distribution System (WFDS), which provides a scalable, multi-access local access network solution for China’s three cellular protocols. Telestone also offers services including project design, manufacturing, installation, maintenance and after-sales support. The Company has approximately 1,400 employees.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of Telestone Technologies Corporation and its subsidiary companies. Forward looking statements can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Telestone Technologies is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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